Exhibit 11

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use of our report dated April 27, 2018, on the financial statements of Advanced Bio-Oil Technologies Ltd. at December 31, 2017 and 2016 and for the year ended December 31, 2017 and for the period from July 27, 2016 (inception) to December 31, 2016 included herein on the Regulation A Offering Statement of Advanced Bio-Oil Technologies Ltd on Form 1-A, Amendment No. 2.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

Boca Raton, Florida

August 2, 2018